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                                                        Prospectus Supplement to
                                                   Prospectus Dated May 16, 2000
                                                      Registration No. 333-77337
                                                Filed Pursuant to Rule 424(b)(3)

                       ILLINOIS SUPERCONDUCTOR CORPORATION

                                   SUPPLEMENT
                                       TO
                          PROSPECTUS DATED MAY 16, 2000


         This is a Supplement to Illinois Superconductor Corporation's Prospectus, dated May 16, 2000 (the "Prospectus"), with respect to the offer and sale of 619,716 shares of Common Stock, including preferred stock purchase rights, of Illinois Superconductor Corporation. This Supplement amends and supplements certain information contained in the Prospectus. We encourage you to read this Supplement carefully.

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         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF ILLINOIS
SUPERCONDUCTOR CORPORATION COMMON STOCK TO BE ISSUED UNDER THIS SUPPLEMENT AND THE PROSPECTUS OR DETERMINED IF THIS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                  THE DATE OF THIS SUPPLEMENT IS MAY 18, 2000.

QUARTERLY REPORT ON FORM 10-Q

         1. Illinois Superconductor Corporation (the "Company") has filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000. The Company hereby incorporates by reference into this Supplement and the Prospectus this Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

         A copy of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 is being provided to you along with this Supplement.

CURRENT REPORTS ON FORM 8-K

         1. On May 15, 2000, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, reporting earnings for the quarter ended March 31, 2000.



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         A copy of the Company's Current Report on Form 8-K filed on May 15,
2000 is being provided to you along with this Supplement.

         2. On May 18, 2000, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, reporting on the Company's acquisition of Spectral Solutions, Inc.

         A copy of the Company's Current Report on Form 8-K filed on May 18, 2000 is being provided to you along with this Supplement.

         Information about documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned "Where You Can Find More Information."
















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